UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2005

CERAGENIX PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50470	84-1561463
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

1444 Wazee Street, Suite 210, Denver, Colorado 80202
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (720) 946-6440

___________________________________________________
(Former name or former address, if changed since last report)

ITEM 7.01	REGULATION FD DISCLOSURE

          On December 21, 2005, the Company issued a press release announcing that studies presented at the 45th Interscience Conference of Antimicrobial Agents and Chemotherapy ("ICAAC") demonstrated that the Company's investigational antibacterial CSA-13 showed an excellent microbiology profile in laboratory studies against vancomycin resistant staph aureus ("VRSA"), vancomycin intermediate resistant staph aureus strains ("VISA"), vancomycin resistant erterococci ("VRE"), community associated methicillin-resistant staph aureus ("CA-MRSA") and hospital acquired MRSA, as well as key gram negative pathogens such as pseudomonas aueroginosa and E. Coli, and bioterrorism surrogate strains for anthrax, listeria and plague. A copy of the press release is filed herewith.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(c)	Exhibits

Item	Title

1.0	Press Release dated December 21, 2005

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Ceragenix Pharmaceuticals, Inc. (Registrant)

Dated: December 23, 2005	/s/ Jeffrey Sperber Jeffrey Sperber, Chief Financial Officer